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                                                              Exhibit 23.2
                                                              ------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the 1997 Equity Incentive Plan of Millennium Pharmaceuticals, Inc. of our report dated January 31, 1997 (except for Note 11, as to which the date is February 10, 1997), with respect to the financial statements of Millennium Pharmaceuticals, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ------------------------
                                           Ernst & Young LLP


Boston, Massachusetts
June 10, 1997